Exhibit 99.1
FOR IMMEDIATE RELEASE

May 7, 2007
For more information contact:
Scott Estes — (419) 247-2800
Mike Crabtree — (419) 247-2800
Health Care REIT, Inc.
Reports First Quarter Results
Toledo, Ohio, May 7, 2007........Health Care REIT, Inc. (NYSE:HCN) announced today operating results for its first quarter ended March 31, 2007.
Recent Highlights.
•	Completed 1Q07 net new investments totaling $219.0 million

•	Reported 1Q07 FFO and normalized FAD growth of 7% and 3%, respectively

•	Reported 1Q07 FFO and normalized FAD payout ratios of 84% and 91%, respectively

•	Issued 6.3 million shares of common stock for $265.3 million in net proceeds in April

•	Received debt upgrade to Baa2 from Moody’s Investors Service
Key Performance Indicators.

	1Q07	1Q06	Change
Net income available to common stockholders (NICS) per diluted share	$0.32	$0.34	-6%
FFO per diluted share	$0.76	$0.71	7%
Normalized FAD per diluted share	$0.70	$0.68	3%
Dividends per common share (1)	$0.64	$0.62	3%
FFO payout ratio	84%	87%
Normalized FAD payout ratio	91%	91%

(1)	Includes $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger.
1Q07 Earnings. The following table summarizes certain items impacting NICS, FFO and FAD:

	NICS			FFO			FAD
	1Q07	1Q06	Change	1Q07	1Q06	Change	1Q07	1Q06	Change
Per diluted share	$0.32	$0.34	-6%	$0.76	$0.71	7%	$0.73	$0.85	-14%
Includes impact of:
Gain (loss) on sales of real property (1)	$0.01	$0.03	-67%
Cash receipts — prepaid/straight-line rent (2)							$0.03	$0.18	-83%
Per diluted share — normalized							$0.70	$0.68	3%

(1)	$977,000 and $1,553,000 of gains for 1Q07 and 1Q06, respectively.

(2)	$2,078,000 and $10,310,000 of receipts for 1Q07 and 1Q06, respectively.
Dividends for First Quarter 2007. As previously announced, the Board of Directors declared a dividend for the quarter ended March 31, 2007 of $0.66 per share, as compared to $0.64 per share for the same period in 2006. The dividend represents the company’s 144th consecutive dividend payment. The dividend will be payable May 21, 2007 to stockholders of record on May 4, 2007.
Raymond W. Braun Elected to Board of Directors. The company announced today the election of Raymond Braun to the Board of Directors, effective May 3, 2007. Mr. Braun is President of the company, a position he has held since May 2002, and served as Chief Financial Officer from July 2000 to March 2006. Since 1993, Mr. Braun has served in various capacities with the company, including Chief Operating Officer,

1Q07 Earnings Release	May 7, 2007
Executive Vice President, Assistant Vice President and Assistant General Counsel. Mr. Braun also will serve as a member of the Board’s Investment and Planning Committees.
Outlook for 2007. The company affirms its investment guidance of $1.0 to $1.2 billion for 2007, which is comprised of $700 to $800 million of acquisitions and $300 to $400 million of funded new development. In addition, the company expects $100 to $200 million of dispositions, resulting in net investments of $800 million to $1.1 billion. The company is increasing its 2007 guidance for net income available to common stockholders to a range of $1.18 to $1.26 per diluted share, from $1.17 to $1.25 per diluted share primarily due to gains on sales of real property in the first quarter of $977,000. The company affirms its 2007 FFO guidance in the range of $3.06 to $3.14 per diluted share. The company is increasing its 2007 FAD guidance to a range of $2.82 to $2.90 per diluted share, from $2.80 to $2.88 per diluted share primarily due to cash receipts during the quarter of $2.1 million.
The company’s guidance excludes any impairments, unanticipated additions to the loan loss reserve, or other additional one-time items, including any additional cash payments other than normal monthly rental payments. Please see Exhibit 15 for a reconciliation of the outlook for net income available to common stockholders to FFO and FAD.
Conference Call Information. The company has scheduled a conference call on Tuesday, May 8, 2007 at 9:00 a.m. Eastern Time to discuss its first quarter results, industry trends, portfolio performance and outlook for 2007. Telephone access will be available by dialing 888-694-4702 or 973-582-2741 (international). For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through May 22, 2007. To access the rebroadcast, dial 877-519-4471 or 973-341-3080 (international). The conference ID number is 8675011. To participate in the webcast, log on to www.hcreit.com or www.earnings.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same Web sites. This earnings release is posted on the company’s Web site under the heading News & Events.
Supplemental Reporting Measures. The company believes that net income available to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FAD represents FFO excluding the net straight-line rental adjustments, rental income related to above/below market leases and amortization of deferred loan expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions.
EBITDA stands for earnings before interest, taxes, depreciation and amortization. The company believes that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of its operations. Additionally, restrictive covenants in the company’s long-term debt arrangements contain financial ratios based on EBITDA. The company primarily utilizes EBITDA to measure its interest coverage ratio, which represents EBITDA divided by total interest, and its fixed charge coverage ratio, which represents EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred stock dividends.

1Q07 Earnings Release	May 7, 2007
FFO, FAD and EBITDA are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, FFO and FAD are utilized by the Board of Directors to evaluate management. FFO, FAD and EBITDA do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, FFO, FAD and EBITDA, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see Exhibits 12, 13 and 14 for reconciliations of EBITDA, FAD and FFO.
Net operating income (NOI) is used to evaluate the operating performance of certain real estate properties such as medical office buildings. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. The company believes NOI provides investors relevant and useful information because it measures the operating performance of our medical office buildings at the property level on an unleveraged basis. The company uses NOI to make decisions about resource allocations and to assess the property level performance of our medical office buildings.
Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a self-administered, equity real estate investment trust that invests across the full spectrum of senior housing and health care real estate, including independent living/continuing care retirement communities, assisted living facilities, skilled nursing facilities, hospitals, long-term acute care hospitals and medical office buildings. Founded in 1970, the company was the first real estate investment trust to invest exclusively in health care facilities. As of March 31, 2007, the company’s broadly diversified portfolio consisted of 597 properties in 37 states. The company also offers a full array of property management and development services. More information is available on the Internet at www.hcreit.com.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators and properties; its occupancy rates; its ability to acquire or develop properties; its ability to manage properties; its ability to enter into agreements with new viable tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies; operators’ and tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators or tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with a profitable result; the failure of closings to occur as and when anticipated; acts of God affecting the company’s properties; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; the company’s ability to re-lease space at similar rates as vacancies occur; operator or tenant bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates; liability or contract claims by or against operators and tenants; unanticipated difficulties

1Q07 Earnings Release	May 7, 2007
and/or expenditures relating to future acquisitions and the integration of multi-property acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.
FINANCIAL SCHEDULES FOLLOW
#####

1Q07 Earnings Release	May 7, 2007
HEALTH CARE REIT, INC.
Financial Supplement
CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands)

	March 31,
	2007	2006

Assets
Real estate investments:
Real property owned
Land and land improvements	$394,002	$267,824
Buildings & building improvements	3,783,163	2,712,511
Acquired lease intangibles	85,110	0
Real property held for sale, net of accumulated depreciation	4,236	15,898
Construction in progress	169,782	36,115

	4,436,293	3,032,348
Less accumulated depreciation and intangible amortization	(381,448)	(293,738)

Total real property owned	4,054,845	2,738,610
Loans receivable	256,945	177,704
Less allowance for losses on loans receivable	(7,406)	(6,711)

	249,539	170,993

Net real estate investments	4,304,384	2,909,603

Other assets:
Equity investments	4,700	2,970
Deferred loan expenses	19,767	12,042
Cash and cash equivalents	31,293	25,758
Receivables and other assets	98,510	62,267

	154,270	103,037

Total assets	$4,458,654	$3,012,640

Liabilities and stockholders’ equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$381,000	$201,000
Senior unsecured notes	1,542,103	1,195,378
Secured debt	377,013	131,946
Liability to subsidiary trust issuing preferred securities	52,205	0
Accrued expenses and other liabilities	95,595	49,399

Total liabilities	2,447,916	1,577,723
Minority interests	2,354	0
Stockholders’ equity:
Preferred stock	338,993	276,875
Common stock	73,931	58,685
Capital in excess of par value	1,902,186	1,326,341
Treasury stock	(3,941)	(2,714)
Cumulative net income	962,526	855,081
Cumulative dividends	(1,267,462)	(1,080,688)
Accumulated other comprehensive income	(135)	0
Other equity	2,286	1,337

Total stockholders’ equity	2,008,384	1,434,917

Total liabilities and stockholders’ equity	$4,458,654	$3,012,640

1Q07 Earnings Release	May 7, 2007
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2006
Revenues:
Rental income	$105,904	$71,380
Interest income	5,149	4,262
Other income	1,592	366

Gross revenues	112,645	76,008

Expenses:
Interest expense	31,922	23,523
Property operating expenses	7,168	0
Depreciation and amortization	33,860	21,825
General and administrative expenses	9,793	5,976
Loan expense	1,267	711
Provision for loan losses	0	250

Total expenses	84,010	52,285

Income before minority interests	28,635	23,723

Minority interests	(126)	0

Income from continuing operations	28,509	23,723

Discontinued operations:
Gain (loss) on sales of properties	977	1,553
Income (loss) from discontinued operations, net	187	(298)

	1,164	1,255

Net income	29,673	24,978

Preferred dividends	6,317	5,333

Net income available to common stockholders	$23,356	$19,645

Average number of common shares outstanding:
Basic	73,224	58,178
Diluted	73,791	58,535

Net income available to common stockholders per share:
Basic	$0.32	$0.34
Diluted	0.32	0.34

Common dividends per share	$0.2991	$0.6200

1Q07 Earnings Release	May 7, 2007
HEALTH CARE REIT, INC.
Financial Supplement – March 31, 2007

Exhibit 1
Portfolio Composition
($000’s except Investment per Bed/Unit/Sq. Ft.)

	# Properties	Balance	% Balance

Balance Sheet Data
Real Property	564	$4,054,845	94%
Loans Receivable (1)	33	256,945	6%

Totals	597	$4,311,790	100%

	# Properties	Investment (2)	% Investment

Investment Balances
Independent/CCRCs	48	$550,462	13%
Assisted Living Facilities	208	1,045,546	24%
Skilled Nursing Facilities	233	1,547,904	36%
Medical Office Buildings	90	899,599	21%
Specialty Care Facilities	18	270,729	6%

Totals	597	$4,314,240	100%

		# Beds/Units	Committed	Investment
	# Properties	or Sq. Ft.	Balance (3)	per metric

Committed Investments
Independent/CCRCs	48	5,685 units	$738,921	$129,977 unit
Assisted Living Facilities	208	12,590 units	1,153,214	91,598 unit
Skilled Nursing Facilities	233	31,668 beds	1,559,100	49,233 bed
Medical Office Buildings	90	3,317,476 sq. ft.	899,599	271 sq. ft.
Specialty Care Facilities	18	1,391 beds	303,299	218,044 bed

Totals	597	-na-	$4,654,133	-na-

Notes: (1)	Includes $799,000 of loans on non-accrual.

(2)	Real Estate Investments include gross real estate investments and credit enhancements which amounted to $4,311,790,000 and $2,450,000, respectively.

(3)	Committed Balance includes gross real estate investments, credit enhancements and unfunded construction commitments for which initial funding had commenced.

Exhibit 2
Selected Facility Data

					Coverage Data
		% Payor Mix			Before	After
	Census	Private	Medicare	Medicaid	Mgt. Fees	Mgt. Fees

Independent/CCRCs	92%	98%	1%	1%	1.39x	1.19x
Assisted Living Facilities	89%	81%	0%	19%	1.56x	1.35x
Skilled Nursing Facilities	86%	18%	15%	67%	2.19x	1.57x
Medical Office Buildings	92%	100%	0%	0%	-na-	-na-
Specialty Care Facilities	58%	22%	57%	21%	2.77x	2.21x

			Weighted Averages		1.94x	1.51x

Notes: (1) Data as of December 31, 2006.

1Q07 Earnings Release	May 7, 2007

Exhibit 3
Investment Concentrations ($000’s)

	# Properties	Investment	% Investment
Concentration by Customer
Emeritus Corporation	50	$352,344	8%
Brookdale Senior Living Inc.	87	281,930	7%
Life Care Centers of America, Inc.	26	245,476	6%
Home Quality Management, Inc.	37	241,911	6%
Merrill Gardens L.L.C.	13	182,112	4%
Remaining portfolio	384	3,010,467	69%

Totals	597	$4,314,240	100%

	# Properties	Investment	% Investment
Concentration by Region
South	370	$2,339,300	54%
West	79	764,272	18%
Midwest	78	647,322	15%
Northeast	70	563,346	13%

Totals	597	$4,314,240	100%

	# Properties	Investment	% Investment
Concentration by State
Florida	86	$686,378	16%
Texas	75	544,023	13%
Massachusetts	36	327,153	8%
California	22	302,577	7%
Ohio	31	265,264	6%
Remaining portfolio	347	2,188,845	50%

Totals	597	$4,314,240	100%

Exhibit 4
Revenue Concentrations ($000’s)

	Three Months Ended
	March 31, 2007
Revenue by Facility Type (1)
Independent/CCRCs	$10,223	9%
Assisted Living Facilities	26,528	23%
Skilled Nursing Facilities	43,494	39%
Medical Office Buildings (2)	23,788	21%
Specialty Care Facilities	7,284	7%
Other income	1,592	1%

Totals	$112,909	100%

Notes: (1)	Revenues include gross revenues and revenues from discontinued operations.

(2)	NOI for this period was $16.6 million, which represents $23.8 million of rental income less $7.2 million of property operating expenses.

1Q07 Earnings Release	May 7, 2007
Exhibit 5
Revenue Maturities ($000’s)

	Investment Properties	Operating Properties	Interest	Total
Year	Rental Income (1)	Rental Income (1)	Income (1)	Revenues	% of Total

2007	$495	$7,431	$3,108	$11,034	3%
2008	0	11,228	2,689	13,917	3%
2009	930	5,927	1,871	8,728	2%
2010	578	7,442	3,387	11,407	3%
2011	6,921	5,877	263	13,061	3%
Thereafter	294,271	39,287	12,716	346,274	86%

Totals	$303,195	$77,192	$24,034	$404,421	100%

Notes:	(1) Revenue impact by year, annualized.
Exhibit 6
Debt Maturities and Principal Payments ($000’s)

				Trust
				Preferred
Year	Lines of Credit (1)	Senior Notes (2)	Secured Debt (2)	Liability (2)	Total

2007	$40,000	$52,500	$17,449	$0	$109,949
2008	0	42,330	26,363	0	68,693
2009	700,000	0	59,167	0	759,167
2010	0	0	12,651	0	12,651
2011	0	0	49,638	0	49,638
2012	0	250,000	20,927	0	270,927
2013	0	300,000	52,295	0	352,295
Thereafter	0	895,000	138,016	51,000	1,084,016

Totals	$740,000	$1,539,830	$376,506	$51,000	$2,707,336

Notes:	(1) Reflected at 100% capacity.

(2) Amounts above represent principal amounts due and do not reflect unamortized premiums/discounts or the fair value of interest-rate swap agreements as reflected on the balance sheet.

1Q07 Earnings Release	May 7, 2007
Exhibit 7
Investment Activity ($000’s)

	Three Months Ended
	March 31, 2007
Funding by Investment Type
Real Property	$163,230	67%
Loans Receivable	80,427	33%

Totals	$243,657	100%

Funding by Facility Type
Independent/CCRCs	$32,805	13%
Assisted Living Facilities	42,351	17%
Skilled Nursing Facilities	146,169	60%
Medical Office Buildings	7,999	3%
Specialty Care Facilities	14,333	7%

Totals	$243,657	100%
Exhibit 8
Development Activity ($000’s)

	Balance at	2007 YTD	2007 YTD	Balance at	Committed
Facility Type	December 31, 2006	Fundings	Conversions	March 31, 2007	Balances
Independent/CCRCs	$61,709	$16,724	$(398)	$78,035	$266,494
Assisted Living Facilities	55,197	13,888	(6,523)	62,562	170,229
Skilled Nursing Facilities	14,852	3,354	0	18,206	29,402
Specialty Care Facilities	6,464	4,515	0	10,979	43,550

Totals	$138,222	$38,481	$(6,921)	$169,782	$509,675
Development Funding Projections ($000’s)

			Projected Future Fundings
			2007	Fundings	Unfunded
Facility Type	Projects	# Beds/Units	Fundings	Thereafter	Commitments
Independent/CCRCs	9	1,093	$53,712	$134,747	$188,459
Assisted Living Facilities	15	1,173	32,790	74,877	107,667
Skilled Nursing Facilities	3	247	8,450	2,746	11,196
Specialty Care Facilities	3	150	21,912	10,659	32,571

Totals	30	2,663	$116,864	$223,029	$339,893
Project Conversion Projections ($000’s)

2007 Quarterly Conversions			Annual Projections
		Projected Average			Projected Average
Quarter	Amount	Initial Yields (1)	Year	Amount	Initial Yields (1)
1Q07 actual	$6,921	9.06%	2007 projected	$138,892	9.13%
2Q07 projected	55,048	9.14%	2008 projected	206,144	9.46%
3Q07 projected	29,030	9.43%	2009 projected	111,787	10.00%
4Q07 projected	47,893	8.94%	2010 projected	59,774	8.54%

Totals	$138,892	9.13%	Totals	$516,597	9.38%

Notes:	All amounts include both cash advances and non-cash additions such as capitalized interest.

(1) Actual initial yields may be higher if the underlying market rates increase.

1Q07 Earnings Release	May 7, 2007
Exhibit 9
Disposition Activity ($000’s)

	Three Months Ended
	March 31, 2007
Dispositions by Investment Type
Real Property	$10,560	43%
Loans Receivable	14,182	57%

Totals	$24,742	100%

Dispositions by Facility Type
Assisted Living Facilities	$22,335	90%
Independent/CCRCs	2,407	10%

Totals	$24,742	100%
Exhibit 10
Discontinued Operations ($000’s)

	Three Months Ended
	March 31,
	2007	2006
Revenues
Rental income	$264	$2,079

Expenses
Interest expense	77	715
Depreciation and amortization	0	1,437
General and administrative	0	225

Income (loss) from discontinued operations, net	$187	$(298)
Exhibit 11

Current Capitalization ($000’s except share price)			Leverage & Performance Ratios
	Balance	% Balance

Borrowings Under Bank Lines	$381,000	9%	Debt/Total Book Cap	54%
Long-Term Debt Obligations	1,919,116	44%
Trust Preferred Liability	52,205	1%	Debt/Undepreciated Book Cap	50%
Stockholders’ Equity	2,008,384	46%

Total Book Capitalization	$4,360,705	100%	Debt/Total Market Cap	40%

Common Shares Outstanding (000’s)	74,091		Interest Coverage	2.82x 1st Qtr.
Period-End Share Price	$43.90

Common Stock Market Value	$3,252,595	55%	Interest Coverage	2.91x 1st Qtr.
Preferred Stock	338,993	5%	- adjusted
Borrowings Under Bank Lines	381,000	7%	Fixed Charge Coverage	2.28x 1st Qtr.
Trust Preferred Liability	52,205	1%
Long-Term Debt Obligations	1,919,116	32%	Fixed Charge Coverage	2.35x 1st Qtr.

Total Market Capitalization	$5,943,909	100%	- adjusted

1Q07 Earnings Release	May 7, 2007
Exhibit 12
EBITDA Reconciliation ($000’s)

	Three Months Ended
	March 31,
	2007		2006
Net income	$29,673		$24,978
Interest expense (1)	31,999		24,238
Tax expense (benefit)	11		0
Depreciation and amortization (1)	33,860		23,262
Amortization of deferred loan expenses	1,267		711

EBITDA	96,810		73,189
Stock-based compensation expense	3,177		2,514
Provision for loan losses	0		250

EBITDA — adjusted	$99,987		$75,953

Interest Coverage Ratio
Interest expense (1)	$31,999		$24,238
Capitalized interest	2,327		202

Total interest	34,326		24,440
EBITDA	$96,810		$73,189

Interest coverage ratio	2.82	x	2.99	x

EBITDA — adjusted	$99,987		$75,953

Interest coverage ratio — adjusted	2.91	x	3.11	x

Fixed Charge Coverage Ratio
Total interest (1)	$34,326		$24,440
Secured debt principal amortization	1,894		643
Preferred dividends	6,317		5,333

Total fixed charges	42,537		30,416
EBITDA	$96,810		$73,189

Fixed charge coverage ratio	2.28	x	2.41	x

EBITDA — adjusted	$99,987		$75,953

Fixed charge coverage ratio — adjusted	2.35	x	2.50	x

Notes:	(1) Depreciation and amortization and interest expense include depreciation and amortization and interest expense from discontinued operations.

1Q07 Earnings Release	May 7, 2007
Exhibit 13
Funds Available For Distribution Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended
	March 31,
	2007	2006
Net income available to common stockholders	$23,356	$19,645
Depreciation and amortization (1)	33,860	23,262
Loss (gain) on sales of properties	(977)	(1,553)
Minority interests	(5)	0
Gross straight-line rental income	(4,231)	(2,400)
Prepaid/straight-line rent receipts	2,078	10,310
Rental income related to above/(below) market leases, net	(460)	0
Amortization of deferred loan expenses	1,267	711
Cap Ex, tenant improvements, lease commissions	(1,063)	0

Funds available for distribution	53,825	49,975
Prepaid/straight-line rent receipts	(2,078)	(10,310)

Funds available for distribution — normalized	$51,747	$39,665

Average common shares outstanding:
Basic	73,224	58,178
Diluted	73,791	58,535

Per share data:
Net income available to common stockholders
Basic	$0.32	$0.34
Diluted	0.32	0.34

Funds available for distribution
Basic	$0.74	$0.86
Diluted	0.73	0.85

Funds available for distribution — normalized
Basic	$0.71	$0.68
Diluted	0.70	0.68

FAD Payout Ratio
Dividends per common share (2)	$0.64	$0.62
FAD per diluted share	$0.73	$0.85

FAD payout ratio	88%	73%

FAD Payout Ratio — Normalized
Dividends per common share (2)	$0.64	$0.62
FAD per diluted share — normalized	$0.70	$0.68

FAD payout ratio — normalized	91%	91%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) Includes $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger.

1Q07 Earnings Release	May 7, 2007
Exhibit 14
Funds From Operations Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended
	March 31,
	2007	2006
Net income available to common stockholders	$23,356	$19,645
Depreciation and amortization (1)	33,860	23,262
Loss (gain) on sales of properties	(977)	(1,553)
Minority interests	(32)	0

Funds from operations	$56,207	$41,354

Average common shares outstanding:
Basic	73,224	58,178
Diluted	73,791	58,535

Per share data:
Net income available to common stockholders
Basic	$0.32	$0.34
Diluted	0.32	0.34

Funds from operations
Basic	$0.77	$0.71
Diluted	0.76	0.71

FFO Payout Ratio
Dividends per common share (2)	$0.64	$0.62
FFO per diluted share	$0.76	$0.71

FFO payout ratio	84%	87%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) Includes $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger.

1Q07 Earnings Release	May 7, 2007
Exhibit 15
Outlook Reconciliation
(Amounts in 000’s except per share data)

	Current Outlook
	Year Ended
	December 31, 2007
	Low	High
Net income available to common stockholders	$94,777	$101,177
Loss (gain) on sales of properties	(977)	(977)
Depreciation and amortization (1)	151,000	151,000

Funds from operations	244,800	251,200
Gross straight-line rental income	(16,000)	(16,000)
Prepaid/straight-line rent receipts	2,078	2,078
Rental income related to above/below market leases	(2,000)	(2,000)
Amortization of deferred loan expenses	4,000	4,000
Cap Ex, tenant improvements, lease commissions	(7,000)	(7,000)

Funds available for distribution	$225,878	$232,278

Average common shares outstanding (diluted)	80,000	80,000

Per share data (diluted):
Net income available to common stockholders	$1.18	$1.26
Funds from operations	3.06	3.14
Funds available for distribution	2.82	2.90

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.